Cost and acreage for the main workshopAsubsidiary engineering and office building of the Heat Power 2x12 MW

Inner Mongolia Zhunger Heat Power Co., Ltd

mian workshop and subsidiary engineering	name of engineering	acreage(m²) *	Usage	name of each specific engineering	cost for each specific engineering (RMB)
	main workshop	5,698	store and install all electricity generating equipment and subsidiary equipment	civil engineering in main workshop	9,436,974
				steel structure in steam turbine workshop of main workshop	705,856
				steel structure in boiler workshop of main workshop	675,891

				design and plan on main workshop	206,446
				design modification on main workshop	231,396
				later reported design modification on main workshop	232,424
				color steel board amd polyethylene board	465,116
				increased expense of drawing change on main workshop	25,401
				fire door on main workshop	54,361
				subtotal	12,033,865
	coal crushing building	960	crush coal		775,823
	transformer station	145	power voltage adjustment		223,100
	No.1 loading stage	296	coal transportation		208,721
	No.2 loading stage	546	coal transportation	civil engineering on N0.2 loading stage	152,939
				steel structure on No.2 loading stage	1,179,258
				subtotal	1,332,197
	chemical water treatment workshop	810	where chemical water is treated		780,650
	electronic dust extraction	94	reduce dust	electronic dust extraction	251,466
				control room of electronic dust extraction	51,866
				subtotal	303,332
	prefabricate in subsidiary engineering			prefabricate in subsidiary engineering	307,743
	room of induced draft fan	250	induce air	room of induced draft fan	246,523
	device in lime room	74	loan lime	device in lime room	228,854
	passage in thermoelectric plant	330	where person walk	passage in thermoelectric plant	783,992
	subsidiary engineering of door and window			subsidiary engineering of door and window	156,714
	subsidiary modification of design				229,388
	increase in cost of modification				12,678
	Total Cost of main workshop and Subsidiary	7,071			17,623,580
	engineering
office building in thermoelectri plant		2,580			1,926,700

Note:
* audited in Nov 2005
For Land requisition expense (3 pieces of land, total 735,900 RMB), please see SECQ 50- HP Investment Cost Break-down & Land Certification- HP
For the original copy of the certificates, please see attachment "SECQ 50 Land Certificate #253- HP" & "SECQ 50 Land Certificate #349- HP"
VAT rate for heat supply service is 13%, after operation by thermoelectric plant, VAT rate for electric power supply is 17%.

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
1	steam turbine	C12-3.43/0.49	set	1	6,500,000	6,500,000	power transfer device/actuator,transfer heat energy into mechanical energy	rated power: 12MW, maximum power: 15MW, main steam pressure: 3.43Mpa, main steam
								temperature:435c, rated air input: 54t/h, maximmun air input:83t/h, rated sucking rate: 50t/h, maximum sucking rate: 80t/h, revolving speed: 3000r/m,	drived by steam
2	steam turbine	C12-3.43/0.50	set	1	6,000,000	6,000,000	power transfer device	rated power:12MW, main steam pressure: 3.43Mpa, main steam temperature: 435 c, revolving speed: 3000r/m,	drived by steam
3	boiler	TG-75/3.82-M	set	2	3,980,000	7,960,000	produce steam for use by steam turbine	rated evaporation: 75t/h, steam teperature: 450 c, steam pressure: 3.82Mpa, water supply temperature: 150 c, efficiency >= 88%.	use coal as fuel
4	generator	TQC-5674-12-2	set	2	1,698,500	3,397,000	generate electricity	rated power:12MW,rated voltage: 10.5KV
5	vibration sieve for raw coal	2YA1536	set	1	70,000	70,000	seperation for mass coal		by electric power
6	belt conveyer	B650*97.6m	set	1	135,000	135,000	convey for fuel	carriage capacity: 130t/h	by electric power
7	belt conveyer	B650*100.8m	set	1	145,000	145,000	convey for fuel	carriage capacity: 130t/h	by electric power
8	belt conveyer	B650*31.3m	set	1	65,000	65,000	convey for fuel	carriage capacity: 130t/h	by electric power
9	excited material supply machine(feeder)	JEG200	set	2	25,000	50,000	ship coal to boiler	150-200t/h	by electric power

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
10	annular hammer breaker	PCH1010	set	1	220,000	220,000	break coal	200t/h	by electric power
11	eletromagnetic belt iron-removed device	RCDD-6	set	2	30,000	60,000	remove iron in coal		by electric power
12	dynamoeletric third valve	DS600*600	set	1	10,000	10,000	valve
13	two-side electrodynamic plough-unload vessel	S*D650	set	3	15,000	45,000	distribute coal
14	tempreture reducing and pressure reducing device	WY80-3.43	set	1	93,400	93,400	reduce temperature and reduce pressure
15	SCB9-1000/6.3	20048TS25	set	3	122,000	366,000	house service transformer	power: 1000KVA
16	SCB9-800/6.3	20048TS26	set	1	99,000	99,000	house service transformer	power: 800KVA
17	SCB9-500/6.3	20054TS12	set	1	84,000	84,000	house service transformer	power:500kva
18	SF9-16000/35	20054TS12	set	1	690,000	690,000	main transformer	power:1600kVA
19	SF9-16000/35	20054TS12	set	1	690,000	690,000	main transformer	power:1600kVA
20	silencer	F11	set	2	8,500	17,000	reduce noise
21	induced draft fan	AYX75-1-20.5D	set	2	197,338	394,675	sustain negative pressure	198032m³/h	drived by electric power
22	air fan for fuel return	3HE150	set	2	43,638	87,275	assist to return fuel	46m³/h	drived by electric power
23	one-off air fan	AGX75-2-15.5D	set	2	143,188	286,375	fluidized bed	70410m³/h	drived by electric power
24	silencer	F13	set	2	11,000	22,000	reduce noise

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
25	secondary air fan	AGX75-2-12.5D	set	2	46,338	92,675	provide oxygen	47032m³/h	drived by electric power
26	circulating water pump	350S75	set	6	100,855	708,000	provide water to absorb energy from steam	1870m³/h	drived by electric power
27	water complementary pump	250S24	set	2	17,094	40,000	supplement loss of water in system		drived by electric power
28	hydatogenesis pump	IS80-50-200B	set	3	4,957	17,400	fetch raw water	43-50m³/h	drived by electric power
29	filitering back flushing pump	IS200-150-250A	set	1	7,265	8,500	back flush filiter	240m³/h	drived by electric power
30	drain pump	IS80-50-200	set	2	3,077	7,200	recover drain	50m³/h	drived by electric power
31	fire controlling pump	IS125-100-250	set	2	9,402	22,000	supply water for fire fighting	120m³/h	drived by electric power
32	industrial water pump	IS100-80-160	set	2	3,419	8,000	supply water for industry	100m³/h	drived by electric power
33	water pump for life	IS65-40-200	set	2	2,137	5,000	supply water for life	25m³/h	drived by electric power
34	oil pump	IY80-65-160	set	1	2,479	2,900	unload oil
35	wet-pit pump	IS80-65-160	set	2	2,479	5,800
36	middle water pump	IH80-65-160	set	2	12,821	30,000	used to supply water into mixed bed	50T/h	drived by electric power
37	dechloridation water pump	IH65-50-160	set	3	10,256	36,000	used to supply water into main workshop	50T/h	drived by electric power
38	blow-off pump under liquid	50YW25-30	set	2	3,419	8,000
39	wet-pit pump for sewage	50YW20-9-15	set	5	5,812	34,000

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
40	flush water pump	IS80-50-250B	set	2	5,128	12,000
41	spray dedusting pump	IS80-50-250B	set	2	5,128	12,000	supply water to reduce dust
42	gear oil pump	CHY-18	set	2	5,641	13,200
43	iginition oil pump	SMH120R46E6.W21	set	2	29,915	70,000	provide pressure to fire		drived by electric power
44	single-side cabinet	2000*750*800	set	1	2,660	2,660	analize water
45	single-side shelf	200*250*800	set	1	874	874	water treatment
46	central station	5000*1500*800	set	1	13,300	13,300	water analysis
47	central shelf	4000*750*800	set	1	1,900	1,900	water analysis
48	ventilation cabinet	1500*750*2400	set	1	9,310	9,310	water analysis
49	medicine cabinet	900*400*1800	set	4	1,045	4,180	water analysis
50	laver, triad water valve		set	2	638	1,276	water analysis
51	filtering device	BASYO.7/280	set	3	11,538	40,500
52	filter	DN65	set	1	2,479	2,900
53	filter	DN50	set	2	4,274	10,000
54	nonmetal compensator with flange	PNO.03 T<160 c 496*760 L=250	pc	2	2,047	4,790	stress compensation for pipeline swelling

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
55	nonmetal compensator	PNO.03 T<160 c 900*1200 L=60	pc	4	4,970	23,260	stress compensation for pipeline swelling
56	nonmetal compensator	PNO.03 T<160 622*892 L=600	pc	4	3,709	17,360	stress compensation for pipeline swelling
57	nonmetal compensator with flange	PNO.03 T<160 613*400 L=250	pc	2	2,376	5,560	stress compensation for pipeline swelling
58	nonmetal compensator	PNO.03 T<160 c DN630 L=600	pc	2	4,504	10,540	stress compensation for pipeline swelling
59	nonmetal compensator	PNO.03 T<160 c DN600 L=600	pc	2	4,307	10,080	stress compensation for pipeline swelling
60	nonmetal compensator	PNO.03 T<160 c DN630 L=300	pc	4	2,200	10,300	stress compensation for pipeline swelling
61	rectangle flexibility bit shift compensator	XBJ2000*2000F 350 compensating quantity50mm	pc	10	9,769	114,300	stress compensation for pipeline swelling
62	rectangle flexibility bit shift compensator	XBJ2100*1700F 350 compensating quantity50mm	pc	4	9,264	43,360	stress compensation for pipeline swelling	compensation: 50mm
63	circular flexibility bit shift compensator	XBJPN2000F350 compensating quantity50mm	pc	2	8,416	19,695	stress compensation for pipeline swelling	compensation: 50mm
64	rectangle flexibility bit shift compensator	XBJ1410*1007F 350 compensating quantity50mm	pc	2	6,350	14,860	stress compensation for pipeline swelling	compensation: 50mm
65	outter-pressure ripple compensator with axis	DN500 T<300 c 1.6Mpacompensating quantity	pc	1	11,111	13,000	stress compensation for pipeline swelling	compensation: 70mm
66	spring holding hanger	J0510	set	23	1,652	44,459	pipeline hold
67	spring holding hanger	J0703	set	59	1,251	86,376	holds pipeline
68	spring holding hanger	high pressure drain	set	4	1,172	5,488	holds pipeline
69	spring holding hanger	J0706	set	4	363	1,700	holds pipeline

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
70	spring holding hanger		set	7	594	4,872	holds pipeline
71	slant explosion door	DN500 DD4323	pc	4	2,836	13,272	release pressure
72	actuator above worm wheel cabintet	DD7104	pc	4	2,728	12,768	transmssion power
73	square wind door with five axies	2400*1800 DD4 265	pc	2	26,205	61,320
74	adminicula of worm steel cabinet	DD7302	pc	2	1,508	3,528
75	universal section header	DD7502	pc	2	558	1,306
76	universal sectin header with flex section	DD7504	pc	2	682	1,596
77	wheel connection of valve actuator	8kg-m GD1036	pc	3	1,256	4,410
78	wheel adapter of valve actuator	8kg-m GD1023	pc	3	538	1,890
79	actuator of tube valve	8kg-m GD1004	pc	3	1,615	5,670
80	drainage plate of drainpipe in boiler	DN125 GD0903-07	pc	8	1,521	14,240
81	feedpump of boiler	DG85-80*8	set	3	132,479	465,000
82	circulating water pump	20SH-19A	set	4	50,000	234,000
83	emission water pump	6SH-9A	set	4	6,923	32,400
84	condensate removal pump	100N60	set	4	8,889	41,600

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
85	spectrophotometer	723C	set	2	6,000	12,000
86	portable oxygen dissolve meter	AK-258	set	1	34,200	34,200
87	silicic acid analysis meter	AK-218	set	1	11,340	11,340
88	water bath pan	DK-98-1A	set	1	1,000	1,000
89	on-line acid concentration meter	AK-368	set	1	8,330	8,330
90	turbidity meter	2100P	set	1	16,000	16,000
91	on-line alkali concentration meter	AK368	set	1	8,330	8,330
92	electronic precision balance	ALC+210.4	set	1	9,000	9,000
93	analytical balance	JA5003N	set	1	7,000	7,000
94	digital blasting loft drier	101-1A	set	2	2,000	4,000
95	desk sodium concentration meter	AK-51	set	2	7,020	14,040
96	desk conductivity meter	AK-307	set	2	3,240	6,480
97	desk acidmeter	AK-3C	set	2	4,140	8,280
98	electrodynamic wind door	900*1200	set	4	15,385	72,000
99	protection and measure device of computer circuit	MLPR-310HB	set	1	8,547	10,000

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
100	Shield	PK-10	black1		6,838	8,000
101	back-up powwer	MBZT-310HB	set	0.5	12,821	7,500	back-up power
102	back-up powwer	MBZT-310HB	set	0.5	12,821	7,500	back-up power
103	35KV female difference protect	WMZ-41B	set	1	224,786	263,000	protect generatrix
104	air cooler	450KW	set	2	90,000	180,000	cool circulating water
105	aiguile heater for heating network	SBHK 1100-39.5-QS/W	set	2	295,000	590,000	heat water
106	steam dividing separator	DN1000*4500	set	1	20,000	20,000	used in heating station
107	water filtration meter	DN150	set	2	4,500	9,000	used in heating station
108	heat measuring meter	SDACM3000	set	1	62,000	62,000
109	high strength axial flow fan	T35-11 NO2.8	set	1	2,000	2,000	ventilation
110	high strength axial flow fan with anti-explosion	T35-11 NO4	set	12	2,591	31,092	ventilation
111	high strength axial flow fan	BT35-11 NO3.55	set	2	2,695	5,390	ventilation
112	high strength axial flow fan	BT35-11 NO4	set	9	2,504	22,536	ventilation
113	high strength axial flow fan	BT35-11 NO2.8	set	2	2,000	4,000	ventilation
114	high strength axial flow fan	BT35-11 NO5.6	set	1	2,800	2,800	ventilation

detailed list of equipment for Heat Power 2x12MW

serial No.	name	specification/model	unit	quantity	unit price	amount RMB	usage	capacity/power	method of drive
115	high strength axial flow fan	BT35-11 NO4	set	2	2,591	5,182	ventilation
116	self absorbing pump	652WP20-30	set	2	12,000	24,000	water pump
117	chemical water treatment equipment		set	2	840,000	1,680,000	demineralized water treatment
118	transformer		set	2	17,500	35,000
119	air conditioner RF-28W		set	2	23,300	46,600
120	air conditioner RF-120LW		set	2	9,390	18,780
121	automatic meter in heating workshop		set	1	2,467,199	2,467,199
122	balance on the ground		set	1	80,000	80,000
123	compensator		set	1	24,000	24,000
124	crane		set	1	645,000	645,000
125	crashing and seperating machine		set	1	41,230	41,230
126	air blower of material return	3HE150	set	2	41,600	83,200
127	noise removing device on entrance	3HE150	set	4	2,500	10,000
128	noise removing device on exit	3HE150	set	4	3,000	12,000
	total					36,638,309

Note: All Costs listed above not include installation, repair and/or delivery and the like